LEHMAN BROTHERS INC. and SUBSIDIARIES
               COMPUTATION of RATIOS of EARNINGS to FIXED CHARGES
                              (Dollars in millions)
                                   (Unaudited)

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


                                      For the        For the         For the         For the        For the          For the
                                       Twelve         Twelve          Twelve         Twelve          Twelve           Three
                                       Months         Months          Months         Months          Months       Months Ended
                                       Ended          Ended           Ended           Ended          Ended         February 29
                                    November 30    November 30     November 30     November 30    November 30         2000
                                        1995           1996            1997           1998            1999
                                    -------------  -------------   -------------  --------------  -------------   --------------

Pre-tax earnings from continuing
operations                                 $  78         $  309          $  593          $  847        $ 1,013            $ 430

Add:   Fixed charges (excluding
capitalized interest)                      9,980         10,140          12,233          14,746         12,552            3,709
                                    -------------  -------------   -------------  --------------  -------------   --------------

Pre-tax earnings before fixed
charges                                   10,058         10,449          12,826          15,593         13,565            4,139
                                    =============  =============   =============  ==============  =============   ==============

Fixed charges:
       Interest                            9,954         10,121          12,216          14,730         12,535            3,705
       Other(a)                               27             25              19              20             17                4
                                    -------------  -------------   -------------  --------------  -------------   --------------

       Total fixed charges               $ 9,981       $ 10,146        $ 12,235        $ 14,750       $ 12,552          $ 3,709
                                    =============  =============   =============  ==============  =============   ==============


RATIO OF EARNINGS TO FIXED
CHARGES                                     1.01           1.03            1.05            1.06           1.08             1.12


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(a)  Other  fixed  charges  consist  of  the  interest  factor  in  rentals  and capitalized interest.